Exhibit 99.1
FOR IMMEDIATE RELEASE
November 8, 2007
Press Contact:
Jane Gideon
Incendio International
Tel: 415-682-9292
jane@incendiopr.com
ACTIVANT SOLUTIONS ELECTS NEW CHAIRMAN OF THE BOARD
Brad Henske Elected to Board of Directors and to Serve as
Chairman of the Board
LIVERMORE, Calif., November 8, 2007 — Activant Solutions Inc., a leading provider of vertical business management solutions, today announced that Brad Henske has been elected to it’s board of directors and will serve as chairman of the board. Activant’s former chairman, David Tunnell, will remain as a director on the Activant board. Henske is a managing director of Hellman & Friedman, a private equity firm which is an investor in Activant Solutions.
Prior to joining Hellman & Friedman, Henske served as the senior vice president and general manager of the Consumer Tax Group for Intuit, Inc. During his tenure with Intuit, he also served as chief financial officer. Henske also served as the CFO for Synopsys, Inc.
“Mr. Henske’s Intuit background brings new dimensions of usability and customer satisfaction metrics to the company,” said Pervez Qureshi, CEO of Activant Solutions. “Brad’s deep understanding of the software industry will add additional perspective to the Activant management team. I am pleased to welcome him to the board of directors and as our new chairman and look forward to working with him as we continue to build Activant’s leadership in vertical business management software.”
Henske also serves on the board of directors of VeriFone, Inc. and holds a Bachelor of Science degree in Chemical Engineering from Rice University and an MBA in Finance and Strategic Management from The Wharton School, University of Pennsylvania.

About Activant Solutions
Activant Solutions Inc. (“Activant”) is a leading technology provider of vertical business management solutions serving small and medium-sized retail and wholesale distribution businesses. The company serves three primary vertical segments: automotive aftermarket, hardlines and lumber; and wholesale distribution.
Founded in 1972, Activant provides customers with tailored proprietary software, professional services, content, supply chain connectivity, and analytics. More than 30,000 customer locations use an Activant solution to manage their day-to-day operations.
Activant has operations in California, Colorado, Connecticut, Illinois, Massachusetts, New Jersey, Pennsylvania, South Carolina, Texas, Utah, Canada, Ireland, and the United Kingdom. For more information, please visit www.activant.com.
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This announcement relating to Activant may contain statements that are forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, such as statements concerning trends, future technology or products, or Activant’s execution. These statements are based on current expectations and are subject to risks and uncertainties which could materially affect the company’s results, including, without limitation, market demand for products and technology, the company’s ability to meet that market demand, the integration of Activant’s technology and products with technology and products supplied by others, the successful integration of acquired businesses, including their products, services, customers and employees, and to successfully and effectively recognize, develop and deploy products that address market requirements the integration of Activant’s products into the businesses of its customers, customer acceptance of Activant’s products, and the retention and deployment of skilled Activant employees and service providers. Except to the extent required by applicable securities laws, we undertake no obligation to update or publicly revise any of the forward-looking statements. Please refer to our quarterly report filed under Form 10-Q for the quarter ended June 30, 2007 filed with the Securities Exchange Commission that and can be found through the Activant investor relations web site at www.activant.com/company/investors for a full discussion of these risks and other factors.
Note: Activant and the stylized Activant logo design are registered trademarks of Activant Solutions Inc. All other trademarks are the property of their respective owners.